Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2006

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended March 31, 2006

      Net income                                                    $ 1,176,000
      Less: Cash to reserves                                           (176,000)
                                                                    -----------

      Cash Available for Distribution                               $ 1,000,000
                                                                    ===========

      Distributions allocated to General Partners                   $        --
                                                                    ===========

      Distributions allocated to Limited Partners                   $ 1,000,000
                                                                    ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2006:

      Entity Receiving                      Form of
        Compensation                      Compensation                 Amount
------------------------------    ------------------------------    ------------

Winthrop Financial Corporation    Interest in cash available for     $ 4,180.00
                                          Distribution


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